                                                                     EXHIBIT 4.7


- --------------------------------------------------------------------------------


                            NABORS INDUSTRIES, INC.


                                      and




                       [______________________________],
                                 As Depositary


                                      and


                         HOLDERS OF DEPOSITARY RECEIPTS



                                 ______________


                           FORM OF DEPOSIT AGREEMENT*

                                 ______________



                            Dated as of [__________]

- --------------------------------------------------------------------------------
* Complete or modify the provisions of this Form as appropriate to reflect the terms of the Depositary Shares and Depositary Reciepts.

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                        ARTICLE 1.
                                                       DEFINITIONS

"Certificate of Incorporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Certificate of Designation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Corporate Office"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Deposit Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Depositary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Depositary Share"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Depositary's Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"New York Office" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Receipt" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"record holder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Securities Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                        ARTICLE 2.
                                           FORM OF RECEIPTS, DEPOSIT OF STOCK,
                                       EXECUTION AND DELIVERY, TRANSFER, SURRENDER,
                                          REDEMPTION AND CONVERSION OF RECEIPTS

SECTION 2.01     Form and Transfer of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 2.02     Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof  . . . . . . . . . . . . . . . 4
SECTION 2.03     Redemption and Conversion of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.04     Register of Transfer of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 2.05     Combination and Split-ups of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 2.06     Surrender of Receipts and Withdrawal of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 2.07     Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of
                 Receipts and Withdrawal or Deposit of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 2.08     Lost Receipts, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 2.09     Cancellation and Destruction of Surrendered Receipts . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 3.
                                              CERTAIN OBLIGATIONS OF HOLDERS
                                               OF RECEIPTS AND THE COMPANY

SECTION 3.01     Filing Proofs, Certificates and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.02     Payment of Taxes or Other Governmental Charges . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.03     Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                        ARTICLE 4.
                                                    THE STOCK, NOTICES

SECTION 4.01     Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 4.02     Distributions Other Than Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 4.03     Subscription Rights, Preferences or Privileges . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 4.04     Notice of Dividends, Fixing of Record Date for Holders of Receipts . . . . . . . . . . . . . . . . .  12
SECTION 4.05     Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.06     Changes Affecting Stock and Reclassifications, Recapitalizations, etc  . . . . . . . . . . . . . . .  13
SECTION 4.07     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.08     Lists of Receipt Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        ARTICLE 5.
                                         THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                                              THE REGISTRAR AND THE COMPANY

SECTION 5.01     Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar  . . . . . . . . .  14
SECTION 5.02     Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the
                 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 5.03     Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company  . . . . . . .  15
SECTION 5.04     Resignation and Removal of the Depositary, Appointment of Successor Depositary . . . . . . . . . . .  17
SECTION 5.05     Corporate Notices and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 5.06     Deposit of Stock by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 5.07     Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 5.08     Fees, Charges and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE 6.
                                                AMENDMENT AND TERMINATION

SECTION 6.01     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.02     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE 7.
                                                      MISCELLANEOUS

SECTION 7.01     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.02     Exclusive Benefits of Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.03     Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.04     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.05     Depositary's Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 7.06     Holders of Receipts Are Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 7.07     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 7.08     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

                               DEPOSIT AGREEMENT


                 DEPOSIT AGREEMENT, dated as of [________], among Nabors Industries, Inc., a Delaware corporation,
[_________________________________], a [________] banking corporation, as
Depositary, and all holders from time to time of Receipts issued hereunder.


                              W I T N E S S E T H:


                 WHEREAS, the Company desires to provide as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Stock with the Depositary, as agent for the beneficial owners of the Stock, for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing an interest in the Stock so deposited; and

                 WHEREAS, the Receipts are to be substantially in the form annexed as Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

                 NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:


                                   ARTICLE 1.

                                  DEFINITIONS

                 The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

                 "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation, as amended and restated from time to time, of the Company.

                 "Certificate of Designation" shall mean the Certificate of Designation establishing and setting forth the rights, preferences, privileges and limitations of the Stock.

                 "Common Stock" shall mean the Company's Common Stock, par value $.10 per share.

                 "Company" shall mean Nabors Industries, Inc., a Delaware corporation, and its successors.

                 "Corporate Office" shall mean the office of the Depositary in [__________], [______________] at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at [______________________].

                 "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

                 "Depositary" shall mean [_____________________], as Depositary hereunder, and any successor as Depositary hereunder.

                 "Depositary Share" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in Stock granted to holders of Receipts pursuant to the terms and conditions of the Deposit Agreement. Each Depositary Share shall represent an interest in [fraction] of a share of Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held under this Deposit Agreement. Subject to the terms of this Deposit Agreement, each record holder of a Receipt evidencing a Depositary Share or Shares is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented by such Depositary Share or Shares, including the dividend, voting and liquidation rights contained in the Certificate of Designation, and to the benefits of all obligations and duties of the Company in respect of the Stock under the Certificate of Designation and the Certificate of Incorporation.

                 "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

                 "New York Office" shall mean the facility maintained by the Depositary in the Borough of Manhattan, The City of New York for accepting, executing and delivering Receipts and other instruments prior to processing such instruments at the Corporate Office, which facility at the date of this Deposit Agreement is located at [___________].

                 "Receipt" shall mean a Depositary Receipt executed and delivered hereunder, in substantially the form of Exhibit A hereto, evidencing a Depositary Share or Shares, as the same may be amended from time to time in accordance with the provisions hereof.

                 "record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by or on behalf of the Depositary for such purpose.

                 "Registrar" shall mean any bank or trust company appointed to register ownership and transfers of Receipts as herein provided.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Stock" shall mean shares of the Company's [name of series] Preferred Stock, $.10 par value per share.


                                   ARTICLE 2.

                      FORM OF RECEIPTS, DEPOSIT OF STOCK,
                  EXECUTION AND DELIVERY, TRANSFER, SURRENDER,
                     REDEMPTION AND CONVERSION OF RECEIPTS

                 SECTION 2.1 Form and Transfer of Receipts. Receipts shall be engraved or printed or lithographed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.

                 Receipts may be issued in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their execution.

                 Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock or the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

                 Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

                 SECTION 2.2 Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

                 Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Stock for transfer and registration in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office.

                 Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the New York Office, except that, at the request, risk and expense of any person requesting such delivery and for the account of such person, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment by such person to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Stock.

                 The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

                 SECTION 2.3 Redemption and Conversion of Stock.1 Whenever the Company shall elect to redeem or be required to convert shares of Stock into shares of Common Stock or other securities in accordance with the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 5 business days' prior notice of the proposed date of the mailing of a notice of redemption or conversion of Stock and the simultaneous redemption or conversion of the Depositary Shares representing the Stock to be redeemed or converted and of the number of such shares of Stock held by the Depositary to be redeemed or converted. The Depositary shall, as directed by the Company in writing, mail, first class postage prepaid, notice of the redemption or conversion of Stock and the proposed simultaneous redemption or conversion of the Depositary Shares representing the Stock to be redeemed or converted, not less than 30 and not more than 60 days prior to the date fixed for redemption or conversion of such Stock and Depositary Shares, to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed or converted, at the addresses of such holders as the same appear on the records of the Depositary; provided, that if the effectiveness of a Merger or Consolidation (as defined in the Certificate of Designation) makes it impracticable to provide at least 30 days' notice, the Depositary shall provide such notice as
soon as practicable prior to such effectiveness.   Any such notice shall also
be published in the same manner as notices of redemption or conversion of Stock
are required to be published pursuant to Section [   ] of the Certificate of
Designation. Notwithstanding the foregoing, neither failure to mail or publish any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption or conversion. The Company shall provide the Depositary with such notice, and each such notice shall state: the redemption or conversion date; the number of Depositary Shares to be redeemed or converted; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; in the case of a call for redemption, the call price payable upon redemption and the Current Market Price (as defined in the Certificate of Designation) to be used to calculate the number of shares of Common Stock or other securities deliverable upon redemption; whether the Company is exercising any option to deliver shares of Common Stock or other securities in lieu of any cash consideration pursuant to Section [ ] of the Certificate of Designation and the Current Market Price to be used to calculate the number of such shares or other securities; the place or places where Receipts evidencing Depositary Shares to be redeemed or converted are to be surrendered for redemption or conversion; whether the Company is depositing with a bank or trust company on or before the redemption or conversion date, the shares of Common Stock or other securities and cash, if any, payable by the Company and the proposed date of such deposit; the amount of accrued and unpaid dividends payable per share of Stock to be redeemed or converted to and including such redemption or conversion date, as the case may be, and that dividends in respect of the Stock represented by the Depositary Shares to be redeemed or converted will cease to accrue on such redemption or conversion date (unless the Company shall default in delivering shares of





__________________________________

1. This section to be modified to discuss specific redemption or conversion terms of the Stock, if any.

Common Stock or other securities and cash, if any, at the time and place specified in such notice). On the date of any such redemption or conversion, the Depositary shall surrender the certificate or certificates held by the Depositary evidencing the number of shares of Stock to be redeemed or converted in the manner specified in the notice of redemption or conversion of Stock provided by the Company pursuant to Section [ ] of the Certificate of Designation. The Depositary shall, thereafter, redeem or convert the number of Depositary Shares representing such redeemed or converted Stock upon the surrender of Receipts evidencing such Depositary Shares in the manner provided in the notice sent to record holders of Receipts; provided, that the Depositary shall have received, upon surrendering such certificate or certificates as aforesaid, a sufficient number of shares of Common Stock or other securities to convert or redeem such number of Depositary Shares (including, in the event that the Company elects pursuant to Section [ ] of the Certificate of Designation to exercise any option to deliver shares of Common Stock or other securities in lieu of any cash consideration payable on the Effective Date (as defined in the Certificate of Designation) of any Merger or Consolidation, a number of shares of Common Stock equal to such cash consideration (as determined in the manner set forth in the Certificate of Designation)), plus any accrued and unpaid dividends payable with respect thereto to and including the date of any such redemption or conversion and any other cash consideration payable on the Effective Date of a Merger or Consolidation (other than any dividends or other cash consideration payable on the Effective Date of a Merger or Consolidation that the Company has elected to pay in shares of Common Stock pursuant to Section [ ] of the Certificate of Designation) as instructed and calculated by the Company. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by the Depositary by lot, on a pro rata basis or such other equitable method as shall be approved by the Company and the Depositary.

                 Notice having been mailed by the Depositary as aforesaid, from and after the redemption or conversion date (unless the Company shall have failed to redeem or convert the shares of Stock to be redeemed or converted by it upon the surrender of the certificate or certificates therefor by the Depositary as described in the preceding paragraph), the Depositary Shares called for redemption or subject to conversion shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock or other securities and cash, if any, payable upon redemption or conversion upon surrender of such Receipts) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be converted into or redeemed for shares of Common Stock or other securities at a
rate equal to [                 ] of the number of shares of Common Stock or
other securities delivered, and the holders thereof shall be entitled to [
] of the cash, if any, payable, in respect of the shares of Stock pursuant to the Certificate of Designation. The foregoing shall be subject further to the terms and conditions of the Certificate of Designation.

                 If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the shares of Common Stock or other securities and all accrued and unpaid dividends to and including the date fixed for redemption payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                 To the extent that Depositary Shares are converted into or redeemed for shares of Common Stock or other securities and all of such shares of Common Stock or other securities cannot be distributed to the record holders of Receipts converted or called for redemption without creating fractional interests in such shares, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such shares of Common Stock or other securities at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such shares of Common Stock or other securities.

                 The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption, in whole or in part, or subject to conversion except as provided in the second preceding paragraph of this Section 2.03.

                 SECTION 2.4  Register of Transfer of Receipts.   Subject to
the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof at the Corporate Office, the New York Office or such other office as the Depositary may designate for such purpose, by the record holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

                 SECTION 2.5 Combination and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office, the New York Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

                 SECTION 2.6 Surrender of Receipts and Withdrawal of Stock.2 Any holder of a Receipt or Receipts may withdraw any or all of the Stock (but only in whole shares of Stock) represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office, the New York Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of shares of Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares thereafter. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of whole Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares. Delivery of the Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

                 If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank and that the signature on such instrument of transfer be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

                 The Depositary shall deliver the Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal, without unreasonable delay, at the office at which such Receipts were surrendered, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made, without unreasonable delay, at such other place as may be designated by such holder.





__________________________________

2. This Section to be modified to reflect any restrictions on withdrawal of underlying securities.

                 SECTION 2.7 Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts and Withdrawal or Deposit of Stock. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the delivery of any distribution thereon or the withdrawal or deposit of Stock, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn or with respect to the Common Stock or other securities or property of the Company being issued upon conversion or redemption); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

                 The deposit of Stock may be refused, the delivery of Receipts against Stock or the registration of transfer, split-up, combination, surrender or exchange of outstanding Receipts and the withdrawal of deposited Stock may be suspended (i) during any period when the register of stockholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Stock that are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such shares of Stock.

                 SECTION 2.8 Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser; provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary or the payment of any charges incurred by the Depositary in obtaining insurance in lieu of such indemnification and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

                 SECTION 2.9 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                                   ARTICLE 3.

                         CERTAIN OBLIGATIONS OF HOLDERS
                          OF RECEIPTS AND THE COMPANY

                 SECTION 3.1 Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the registration of transfer, redemption, conversion or exchange of any Receipt, the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

                 SECTION 3.2 Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to (i) any Receipt, (ii) the Depositary Shares evidenced by such Receipt, (iii) the Stock (or fractional interest therein) or other property represented by such Depositary Shares, or (iv) any transaction referred to in Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt, who shall pay the amount thereof to the Depositary. Until such payment is made, registration of transfer of any Receipt or any split-up or combination thereof or any withdrawal of the Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock or other property (including Common Stock or other securities received in connection with a conversion or redemption of Stock) represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

                 SECTION 3.3 Withholding. The Depositary shall act as the tax withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts, and the Stock, Common Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities.

                 SECTION 3.4 Representations and Warranties as to Stock. In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts therefor.


                                   ARTICLE 4.

                               THE STOCK, NOTICES

                 SECTION 4.1 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

                 SECTION 4.2 Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to
Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company after consultation with the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any tax withholding or securities law requirement), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company which approval shall not be unreasonably withheld, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

                 SECTION 4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines and instructs the Depositary that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, in each case, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by
Section 4.01 in the case of a distribution received in cash.

                 If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

                 If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                 SECTION 4.4 Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever (i) any cash dividend or other cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or of the mandatory conversion of, or any election on the part of the Company to call for the redemption of, any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such conversion or redemption.

                 SECTION 4.5 Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

                 SECTION 4.6 Changes Affecting Stock and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party (other than a Merger or Consolidation) or sale of all or substantially all of the Company's assets, the Depositary shall treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

                 SECTION 4.7 Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office, the New York Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are received by the Depositary as the holder of Stock.

                 SECTION 4.8 Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary. At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary, any Depositary's Agent or the Registrar, take copies thereof and require the Depositary, any Depositary's Agent or the Registrar to supply copies of such portions of such records as the Company may request.


                                   ARTICLE 5.

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                         THE REGISTRAR AND THE COMPANY

                 SECTION 5.1 Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain (i) at the New York Office facilities for the execution and delivery, registration, registration of transfer, surrender and exchange, split-up, combination, redemption and conversion of Receipts and deposit and withdrawal of Stock and (ii) at the Corporate Office and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration, registration of transfer, surrender and exchange, split-up, combination, conversion and redemption of Receipts and deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

                 The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                 If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more stock exchanges, the Depositary shall, with the approval of the Company, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with the requirements of such exchange or exchanges. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange or exchanges) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. In addition, if the Receipts, such Depositary Shares or such Stock are listed on one or more stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange, split-up, combination, redemption or conversion of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulations.

                 SECTION 5.2 Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Registrar or any Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary, the Registrar or any Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of the Depositary, any Depositary's Agent or the Registrar, if any such exercise or failure to exercise discretion is caused by its negligence or bad faith.

                 SECTION 5.3 Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. The Company assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to holders or other persons, except to perform in good faith such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement. Each of the Depositary, the Depositary's Agents and the Registrar assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith.

                 Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                 Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 The Depositary, the Registrar and any Depositary's Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

                 It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the Stock, the Depositary Shares, the Receipts or the Common Stock issued upon conversion or redemption of the Stock under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

                 Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

                 The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of [____________], with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The

Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

                 SECTION 5.4 Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice via registered mail of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 45 days, the resigning or removed Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

                 Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

                 SECTION 5.5 Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Certificate of Incorporation and the Certificate of Designation to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the

Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

                 SECTION 5.6 Deposit of Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock if such Stock is required to be registered under the provisions of the Securities Act and no registration statement is at such time in effect as to such Stock.

                 SECTION 5.7 Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable fees and expenses of counsel) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

                 SECTION 5.8 Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If, at the request of a holder of a Receipt, the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.



                                   ARTICLE 6.

                           AMENDMENT AND TERMINATION

                 SECTION 6.1 Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose or increase any fees, taxes or charges payable by holders of Receipts (other than taxes and other governmental charges, fees and other expenses payable by holders pursuant to the terms hereof or of the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding

Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.06 and 2.07 and Article 3, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

                 SECTION 6.2 Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.

                 If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except as provided below and that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts, without liability for interest thereon, upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold in a segregated account the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not heretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its best efforts to list the underlying Stock on the American Stock Exchange, Inc.

                                   ARTICLE 7.

                                 MISCELLANEOUS

                 SECTION 7.1 Counterparts. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the New York Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

                 SECTION 7.2 Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                 SECTION 7.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                 SECTION 7.4 Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: President, or at any other place to which the Company may have transferred its principal executive office.

                 Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

                 Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                 Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

                 SECTION 7.5 Depositary's Agents. The Depositary may, with the approval of the Company which approval shall not be unreasonably withheld, from time to time appoint one or more Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may vary or terminate the appointment of such Depositary's Agents.

                 SECTION 7.6 Holders of Receipts Are Parties. Notwithstanding that holders of Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions, and be entitled to all of the benefits, hereof and of the Receipts by acceptance of delivery of Receipts.

                 SECTION 7.7 Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

                 SECTION 7.8 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                 IN WITNESS WHEREOF, Nabors Industries, Inc. and
[_______________________________] have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.



                                           NABORS INDUSTRIES, INC.


Attest:

__________________________                 By:_____________________
                                              Authorized Officer

                                           [_______________________]


Attest:

__________________________                 By:_____________________
                                              Authorized Signatory

                                                                       EXHIBIT A



                               DEPOSITARY RECEIPT
                                      FOR
                               DEPOSITARY SHARES
                  EACH REPRESENTING [          ] OF A SHARE OF
           [______________________________________________] PREFERRED
                                     STOCK

                                       OF

                            NABORS INDUSTRIES, INC.
             (Incorporated under the Laws of the State of Delaware)


No.


                 [_________________________________] (the "Depositary") hereby certifies that ____________ is the registered owner of ___________ Depositary Shares (the "Depositary Shares"), each Depositary Share representing [
   ] of a share of [____________________________] Preferred Stock, $.10 par
value (the "Stock"), of Nabors Industries, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and held by the Depositary under the Deposit Agreement (as defined below). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented thereby, including the dividend, voting, liquidation and other rights contained in the Certificate of Designation establishing the rights, preferences, privileges and limitations of the Stock (the "Certificate of Designation"), copies of which are on file at the office of the Depositary at which at any particular time its business in respect of matters governed by the Deposit Agreement shall be administered, which at the time of the execution of the Deposit Agreement is located at [____________________________] (the "Corporate Office").

                 This Depositary Receipt ("Receipt") shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized signatory and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory.

THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE DESCRIPTION SET FORTH IN THIS RECEIPT, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. UNLESS EXPRESSLY SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE DEPOSITARY SHARES, AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE DEPOSITARY RECEIPTS IN AND TO THE DEPOSITARY SHARES.

                 The Company will furnish to any holder of this Receipt without charge, upon request addressed to its executive office, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each class of preferred stock authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of other classes.

                 This Receipt is continued on the reverse hereof and the additional provisions therein set forth for all purposes have the same effect as if set forth at this place.

Dated:

[____________________________],
  as Depositary and Registrar



By:___________________________
   Authorized Signatory

                                [FORM OF REVERSE
                             OF DEPOSITARY RECEIPT]




                     (1) The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of [_________] (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Corporate Office, the office maintained by the Depositary in the Borough of Manhattan, the City of New York which at the time of the execution of the Deposit Agreement is located at [________________________] (the "New York Office") and at the office of any agent of the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

                     (2) Definitions. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

                     (3) Redemption and Conversion of Stock.* Whenever the Company shall elect to redeem or be required to convert shares of Stock into shares of Common Stock in accordance with the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 5 business days' prior notice of the proposed date of the mailing of a notice of redemption or conversion of Stock and the simultaneous redemption or conversion of the Depositary Shares representing the Stock to be redeemed or converted and of the number of such shares of Stock held by the Depositary to be redeemed or converted. The Depositary shall, as directed by the Company in writing, mail, first class postage prepaid, notice of the redemption or conversion of Stock and the proposed simultaneous redemption or conversion of Depositary Shares representing the Stock to be redeemed or converted, not less than 30 and not more than 60 days prior to the date fixed for redemption or conversion of such Stock and Depositary Shares, to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed or converted, at the addresses of such holders as the same appear on the records of the Depositary; provided, that if the effectiveness of a Merger or Consolidation (as defined in the Certificate of Designation) makes it





__________________________________

* This section to be modified to discuss specific redemption or conversion terms of the Stock, if any.

impracticable to provide at least 30 days' notice, the Depositary shall provide such notice as soon as practicable prior to such effectiveness. Any such notice shall also be published in the same manner as notices of redemption or
conversion of the Stock are required to be published pursuant to Section [   ]
of the Certificate of Designation. On the date of any such redemption or conversion, the Depositary shall surrender the certificate or certificates held by the Depositary evidencing the number of shares of Stock to be redeemed or converted in the manner specified in the notice of redemption or conversion of
Stock provided by the Company pursuant to Section [    ] of the Certificate of
Designation. The Depositary shall, thereafter, redeem or convert the number of Depositary Shares representing such redeemed or converted Stock upon the surrender of Receipts evidencing such Depositary Shares in the manner provided in the notice sent to record holders of Receipts; provided, that the Depositary shall have received, upon surrendering such certificate or certificates as aforesaid, a sufficient number of shares of Common Stock or other securities to convert or redeem such number of Depositary Shares (including, in the event
that the Company elects pursuant to Section [   ] of the Certificate of
Designation to exercise any option to deliver shares of Common Stock or other securities in lieu of any cash consideration payable on the Effective Date (as defined in the Certificate of Designation) of any Merger or Consolidation, a number of shares of Common Stock or other securities equal to such cash consideration (as determined in the manner set forth in the Certificate of Designation)), plus any accrued and unpaid dividends payable with respect thereto to and including the date of any such redemption or conversion and any other cash consideration payable on the Effective Date of a Merger or Consolidation (other than any dividends or other cash consideration payable on the Effective Date of a Merger or Consolidation that the Company has elected to
pay in shares of Common Stock or other securities pursuant to Section [   ] of
the Certificate of Designation). In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by the Depositary by lot or on a pro rata basis. Notice having been mailed and published as aforesaid, from and after the redemption or conversion date (unless the Company shall have failed to redeem or convert the shares of Stock to be redeemed or converted by it upon the surrender of the certificate or certificates therefor by the Depositary as described above), the Depositary Shares called for redemption or subject to conversion shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock or other securities and cash, if any, payable upon redemption or conversion upon surrender of such Receipts) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be converted into or redeemed for shares of Common Stock or other securities at a rate equal to [ ] of the number of shares of Common Stock or other securities delivered, and the holders thereof shall be entitled to [________] of the cash, if any, payable, in respect of the shares of Stock pursuant to the Certificate of Designation. The foregoing is subject further to the terms and conditions of the Certificate of Designation. If fewer than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with shares of Common Stock or other securities and all accrued and unpaid dividends to and including the date fixed for redemption payable in respect of the Depositary Shares called for redemption, a new

Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                     (4) Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt to the Depositary at the Corporate Office, the New York Office or at such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, without unreasonable delay, to or upon the order of such holder, any or all of the Stock (but only in whole shares of Stock) and all money and other property, if any, at the time represented by the Depositary Shares evidenced by this Receipt; provided, however, that, in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares.


                     (5) Transfers, Split-ups, Combinations. Subject to Paragraphs 6, 7 and 8 below, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary at the Corporate Office or the New York Office, or at such other offices as the Depositary may designate, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Receipt or Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

                     (6) Conditions to Signing and Delivery, Transfer, etc., of Receipts. Prior to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of this Receipt, the delivery of any distribution hereon or the withdrawal or deposit of Stock, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn or with respect to Common Stock or other securities or property of the Company being issued upon conversion or redemption); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of this Receipt, the registration of transfer, redemption, conversion or exchange of this Receipt, the withdrawal of the Stock represented by the Depositary Shares evidenced by this Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

                     (7) Suspension of Delivery, Transfer, etc. The deposit of Stock may be refused and the delivery of this Receipt against Stock or the registration of transfer, split-up, combination, surrender or exchange of this Receipt and the withdrawal of deposited Stock may be suspended (i) during any period when the register of stockholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or (iii) with the approval of the Company, for any other reason. The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption, in whole or in part, or subject to conversion except as provided in the last sentence of Paragraph 3.

                     (8)  Payment of Taxes or Other Governmental Charges.   If
any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to (i) this Receipt, (ii) the Depositary Shares evidenced by this Receipt, (iii) the Stock (or fractional interest therein) or other property represented by such Depositary Shares, or (iv) any transaction referred to in Section 4.06 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of this Receipt, who shall pay the amount thereof to the Depositary. Until such payment is made, registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of the Stock or money or other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock or other property (including Common Stock or other securities received in connection with a conversion or redemption of Stock) represented by the Depositary Shares evidenced by this Receipt may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

                     (9) Amendment. The form of the Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose or increase any fees, taxes or charges payable by holders of Receipts (other than taxes and other governmental charges, fees and other expenses payable by holders as provided herein or in the Deposit Agreement), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 3, 4, 6, 7 and 8 hereof and of Sections 2.03, 2.06 and 2.07 and
Article 3 of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

                     (10) Fees, Charges and Expenses. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock, holders of Receipts or other persons.

                     (11) Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

                     (12) Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Receipts such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

                     (13)  Subscription Rights, Preferences or Privileges.   If
the Company shall at any time offer or cause to be offered to the persons in whose name Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct.

                     (14)  Notice of Dividends, Fixing of Record Date.
Whenever (i) any cash dividend or other cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or of the mandatory conversion of, or any election on the part of the Company to call for redemption of, any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or of such meeting or to receive notice of such conversion or redemption.

                     (15) Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 14 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Receipt on such record date the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Stock represented by the Depositary Shares evidenced by this Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of this Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by this Receipt.

                     (16) Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office, the New York Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are received by the Depositary as the holder of Stock. The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times will be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares.

                     (17) Liability of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation thereunder of any governmental authority or, in the case of the Depositary, the Registrar or any Depositary's Agent, by reason of any provision present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary, the Registrar or any Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of this Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement except, in the case of the Depositary, any Depositary's Agent or the Registrar, if such exercise or failure to exercise discretion is caused by its negligence or bad faith.

                     (18) Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. The Company assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to the holder hereof or other persons, except to perform in good faith such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement. Each of the Depositary, the Depositary's Agents and the Registrar assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to the holder hereof or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith.

                 Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares or Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                 Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company will be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of this Receipt or any other person believed by it in good faith to be competent to give such advice or information.

                     (19) Termination of Deposit Agreement. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such
termination.   The Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08 of the Deposit Agreement.

                 If any Receipts remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

                     (20) Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

                               FORM OF ASSIGNMENT


                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and
transfers unto                       the within Receipt and all rights and
interests represented by the Depositary Shares evidenced thereby, and hereby
irrevocably constitutes and appoints               his attorney, to transfer
the same on the books of the within-named Depositary, with full power of substitution in the premises.



Dated:                    Signature:__________________________________________
                                     NOTE: The signature to this assignment
                                     must correspond with the name as written upon the face of the Receipt in every particular, without alteration or enlargement, or any change whatever.

                                                                       EXHIBIT 5

                                BAKER & MCKENZIE
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022



                                                                     May 1, 1996



Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067

         Re:     Registration Statement on Form S-3
                 (Registration No. 333-2477)

Dear Sirs:

                 We have acted as counsel to Nabors Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (Registration So. 333-2477) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on April 10, 1996 and as amended by Amendment No. 1 thereto filed with the Commission on May 1, 1996. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $250,000,000 (or the equivalent thereof in one or more foreign currencies, composite currencies or currency units): (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"); (ii) shares of preferred stock, $.10 par value per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iii) shares of common stock, $.10 par value per share (the "Common Stock); (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock as shall be designated by the Company at the time of offering (the "Warrants"); and (v) such indeterminate number of Debt Securities and shares of Common Stock and Preferred Stock as may be issued upon conversion or exchange of any Debt Securities or Preferred Stock or upon exercise of Warrants for such securities, including such shares of Common Stock and Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and Indeterminate Securities are collectively referred to herein as the "Securities." The Senior Debt Securities may be issued under an Indenture (the "Senior Indenture") to be entered into between the Company and Marine Midland Bank (the "Senior Indenture Trustee"). The Subordinated Debt Securities may be issued under a

Nabors Industries, Inc.
May 1, 1996
Page 2

separate Indenture (the "Subordinated Indenture") to be entered into between the Company and Marine Midland Bank (the "Subordinated Indenture Trustee," and, together with the Senior Indenture Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture are sometimes referred to herein individually as the "Indenture" and collectively as the "Indentures."

                 We have examined (i) the form of Registration Statement relating to the Securities; (ii) the form of Senior Indenture; (iii) the form of Subordinated Indenture; (iv) the Restated Certificate of Incorporation of the Company, as amended and currently in effect (the "Certificate of Incorporation"); (v) the Restated By-Laws of the Company as amended and currently in effect (the "By-Laws"); and (vi) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the issuance of the Securities (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have assumed that the Senior Indenture and the Subordinated Indenture each will be duly authorized, executed and delivered by the Trustees respectively, and authorized officers of the applicable Trustee. In addition, we have assumed that any Deposit Agreement and any Warrant Agreement (each as herein defined) will be duly authorized, executed and delivered by the Depositary and the Warrant Agent, respectively, and that the Receipts and the Warrants have been duly signed by the Depositary and the Warrant Agent, respectively.

                 In rendering the following opinion, our examination of matters of law has been limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), and the federal laws of the United States of America. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

Nabors Industries, Inc.
May 1, 1996
Page 3

                 Based upon and subject to the foregoing, we are of the opinion that:

                 1. The Senior Indenture and the Subordinated Indenture each has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

                 2. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;
(vi) in the case of Subordinated Debt Securities, the Subordinated Indenture, and in the case of the Senior Debt Securities, the Senior Indenture, has respectively been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company to the Subordinated Indenture Trustee or the Senior Indenture Trustee, as the case may be; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the applicable Indenture and the Underwriting Agreement with respect to the Offered Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, (1) the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion or exchange of any shares of Preferred Stock convertible or exchangeable into Offered Debt Securities or upon exercise of any Warrants exercisable for

Nabors Industries, Inc.
May 1, 1996
Page 4

Offered Debt Securities), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies, and (2) if Common Stock or Preferred Stock is issuable upon conversion or exchange of any convertible or exchangeable Offered Debt Securities, the Common Stock or Preferred Stock issuable upon conversion or exchange of such Offered Debt Securities will be validly issued, fully paid and nonassessable, assuming conversion or exchange of the Offered Debt Securities in accordance with the terms of the applicable Indenture relating thereto.

                 3. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the Delaware General Corporation Law (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the Underwriting Agreement with respect to the Offered Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the

Nabors Industries, Inc.
May 1, 1996
Page 5

Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, (1) the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Offered Preferred Stock or upon exercise of any Warrants exercisable for Offered Preferenced Stock), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming conversion or exchange of the Offered Preferred Stock in accordance with the terms of the Certificate of Designation.

                 4. With respect to the issuance of any series of Depositary Shares (the "Offered Depositary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the deposit agreement relating to the Offered Depositary Shares (the "Deposit Agreement") in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (iv) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the offered Depositary Shares and related matters; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Receipts for the Offered Depositary Shares have been duly executed, delivered and countersigned in accordance with the Deposit Agreement relating to such Offered Depositary Shares, and the Offered Depositary Shares have been duly issued and sold in accordance with the Deposit Agreement in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, the Underwriting Agreement with respect to the Offered Depositary Shares, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; and (viii) the Preferred Stock which is represented by Depositary Shares is duly authorized, validly issued and delivered to the Depositary in accordance with the laws of the State of Delaware, the Offered

Nabors Industries, Inc.
May 1, 1996
Page 6

Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies. When the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                 5. With respect to the issuance of any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the warrant agreement relating to the Offered Warrants (the "Warrant Agreement") in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (iv) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Warrants have been duly executed, delivered and countersigned and have been duly issued and sold in accordance with the Warrant Agreement in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, the Underwriting Agreement with respect to the Offered Warrants, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (b) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of

Nabors Industries, Inc.
May 1, 1996
Page 7

whether enforceability is considered in a proceeding at law or in equity), and
(c) public policy considerations which may limit the rights of parties to obtain further remedies.

                 6.       With respect to any offering of Common Stock, when
(i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective; (ii) an appropriate Prospectus Supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the Underwriting Agreement with respect to the Common Stock, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued upon conversion or exchange of any Debt Securities or shares of Preferred Stock convertible or exchangeable into Common Stock or upon exercise of any Warrants exercisable for Common Stock) will be duly authorized, validly issued, fully paid and nonassessable.

                 We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which the Securities are to be offered, sold and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.

Nabors Industries, Inc.
May 1, 1996
Page 8

                 We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                          /s/     BAKER & MCcKENZIE